Exhibit 99.1

National & Retail Trades and First Call

For release: May 10, 2007 at 8:30 AM (DST)

KOHL'S CORPORATION REPORTS APRIL COMPARABLE STORE SALES

MENOMONEE FALLS, WI, -- (Business Wire) – May 10, 2007 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week period ended May 5, 2007 decreased 3.8 percent over the four-week period ended April 29, 2006. On a comparable store basis, sales decreased 10.5 percent.

For the combined March/April period, total sales increased 11.4 percent and comparable store sales increased 3.7%.  For the first quarter ended May 5, 2007, total sales were up 11.8 percent over the quarter ended April 29, 2006. On a comparable store basis, sales for the fiscal quarter increased 3.9 percent.

Larry Montgomery, Kohl’s chairman and chief executive officer, commented, “As expected, April’s sales results were affected by the shift of Easter business into March and cooler weather.  In the first quarter, expenses were well controlled and our inventory management initiatives continued to result in gross margin improvement.  As a result, we are comfortable with the current First Call consensus of $0.62 per diluted share for the first quarter.”

	Sales Summary
	($ in millions)
	Fiscal Period Ended		% Inc.	This Year
	May 5,	April 29,	All	Comp
	2007	2006	Stores	Stores

April	$1,095.1	$1,138.9	-3.8%	-10.5%
March/April	$2,642.7	$2,372.6	11.4%	3.7%
YTD	$3,572.0	$3,196.3	11.8%	3.9%

On May 5, 2007, the Company operated 834 stores in 46 states, compared to 749 in 43 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message, which will be available for 36 hours, beginning at 8:30 AM EDT on Thursday, May 10.  The dial-in number for the replay is (719) 457-0820 (Pass Code:  4312340).

First Quarter Earnings Release

Kohl’s Corporation will release its first quarter earnings report on May 17, 2007 at 4:00 PM EDT. A conference call is scheduled at 5:00 PM EDT. Investors will have the opportunity to listen to the conference call by dialing (913) 905-3179 (Pass Code: 7748592) ten minutes prior to the start of the call.  A replay of the conference call will be accessible for 30 days, from 8 PM EDT May 17 through midnight June 15, 2007, by dialing (719) 457-0820 (Pass Code: 7748592).

In addition, the call will be web cast live over the Internet through the Company’s web site located at http://www.kohls.com (see “Investor Relations” / “Calendar of Events”), or through Premiere Global’s web site at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrcrxrdsvsrlcs.  To listen to the call, please go to either web site at least 15 minutes early to register, download, and install any necessary audio software.  The web cast will be available for 30 days on both web sites.

Piper Jaffray Conference

Wes McDonald, Kohl’s chief financial officer, will be presenting at the Piper Jaffray Consumer Conference at the St. Regis Hotel in New York City on June 7, 2007 at 1:30 PM EDT.  To listen to the live web cast of the presentation, go to http://www.piperjaffray.com/conferences.  After the completion of this conference, a full audio web cast will be available until July 7, 2007.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464